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                                                               EXHIBIT 10.16.3

                                AMENDMENT NO. 3
                                       TO
                      SYSTEM EQUIPMENT PURCHASE AGREEMENT
                                    BETWEEN
                          CRICKET COMMUNICATIONS, INC.
                                      AND
                              NORTEL NETWORKS INC.

This Amendment No. 3 (this "Amendment") is made effective as of the 26th day of March 2002, by and between Cricket Communications, Inc., a Delaware corporation (the "Owner"), and Nortel Networks Inc., a Delaware corporation (the "Vendor").

WHEREAS, Owner and Vendor entered into a System Equipment Purchase Agreement dated as of August 28, 2000, for the sale, licensing, and purchase of Vendor's Equipment and Services, as amended by Amendment No. 1 thereto dated as of December 26, 2000, and by Amendment No. 2 thereto dated as of September 20, 2001 (the "Agreement"); and,

WHEREAS, Owner and Vendor now wish to revise the Purchase Order section of such Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Owner and Vendor hereby agree to amend the Agreement as follows:

1. Unless otherwise defined, capitalized terms herein shall have the same meaning as in the Agreement.

2. Insert the following sentence at the end of Section 3.3 (Order Acceptance) of the Agreement: "Notwithstanding anything to the contrary set forth in this Section 3.3 or elsewhere in this Agreement, including without limitation Section 2 of Amendment No. 2 to the Agreement, Vendor may reject, in its sole and absolute discretion, any Purchase Order(s) issued hereunder after such time as the cumulative total dollar amount of Purchase Orders issued and accepted by Vendor hereunder equals or exceeds two hundred and thirty-four million dollars ($234,000,000.00
        USD) (such total dollar amount to be (i) [***], and (ii) [***]); provided that, after such total cumulative dollar amount has been met, any Purchase Orders issued hereunder and not accepted in writing by Vendor within ten (10) Business Days shall be deemed rejected by Vendor."

3. Except as specifically modified by this Amendment, the Agreement in all other respects shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives effective as of the date first set forth above.

CRICKET COMMUNICATIONS, INC.                NORTEL NETWORKS INC.


By:   /s/ GLENN UMETSU                      By:  /s/ LANCE LEVIN
     -----------------                           ----------------

Name:   Glenn Umetsu                        Name:  Lance Levin
     -----------------                           ----------------
        (Type/Print)                               (Type/Print)

Title:      SVP                             Title:  Sr. Mgr., Contracts
      ----------------                            ---------------

Date:      3/26/02                          Date:  3/36/02
     -----------------                            ---------------


[*] CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Confidential and Proprietary Information of Nortel Networks and Cricket Communications

                                                                 Execution Copy